              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form 10-SB of our report dated March 29, 3003 relating to the financial statements of GenoMed, Inc.
as of December 21, 2001 and our report dated March 29, 2002 relating to the financial statements of Genomic Medicine, LLC as of November 9, 2001 and the
referrence to our firm as experts in the Registration Statement.

/s/ Stark Winter Schenkein & Co., LLP
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    Stark Winter Schenkein & Co., LLP
    Certified Public Accountants

June 26, 2002
Denver, Colorado